UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 11, 2018
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was enacted, which significantly revised the U.S. corporate income tax system by, among other things, lowering corporate income tax rates from 35% to 21% and implementing a territorial tax system which includes a one-time transition tax on deemed repatriated earnings of foreign subsidiaries.  Raymond James Financial, Inc.’s (the “Company”) U.S. federal statutory tax rate will be 24.5% for its fiscal year ended September 30, 2018, which reflects a blended federal statutory rate of 35% for its first fiscal quarter and 21% for the remaining three fiscal quarters.  This blended statutory rate will be the basis for calculating the Company’s effective tax rate, which will be impacted by other factors, for the first fiscal quarter ended December 31, 2017.

The Company estimates, based on currently available information, that net income for its first fiscal quarter ended December 31, 2017 will be negatively impacted by approximately $120 million, primarily due to the remeasurement of U.S. deferred tax assets at the lower enacted corporate tax rate and, to a lesser extent, the repatriation tax. This amount will be partially offset by the impact on our first fiscal quarter net income of a lower blended federal statutory corporate tax rate.  This estimate incorporates assumptions made based on the Company’s current interpretation of the Tax Act and may change, possibly materially, as we complete our analysis and receive additional clarification and implementation guidance.

The Company’s first fiscal quarter earnings report is scheduled to be released after the markets close on Wednesday, January 24, 2018.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future anticipated savings, financial results (including expenses and earnings), changes in tax rules and regulations and regulatory developments. In addition, words such as “expects,” “estimates,” and future or conditional verbs such as “will,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions.  Although we make such statements based on assumptions that we believe to be reasonable based on our current interpretation of the Tax Act, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements.  We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date:	January 11, 2018	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance,
Chief Financial Officer and Treasurer